Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

Doug Milner

Senior Vice President

Regions Bank

Corporate Trust

3773 Richmond Avenue, Suite 1100

Houston, Texas 77046

Phone: (713) 244-8041

(Name, address and telephone number of agent for service)

Southwestern Energy Company

(and the subsidiaries identified below in the Table of Subsidiary Guarantor Registrants)

(Exact name of obligor as specified in its charter)

Delaware	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Senior Debt Securities

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS (1)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number

Angelina Gathering Company, LLC	Texas	71-0205415
A.W. Realty Company, LLC	Texas	71-0205415
SWN Drilling Company, LLC	Texas	71-0205415
SWN E & P Services, LLC	Texas	71-0205415
SWN Energy Services Company, LLC	Texas	71-0205415
SWN International, LLC	Delaware	71-0205415
SWN Midstream Services Company, LLC	Texas	71-0205415
SWN Producer Services, LLC	Texas	71-0205415
SWN Production Company, LLC	Texas	71-0205415
SWN Production (Ohio), LLC	Texas	71-0205415
SWN Water Resources Company, LLC	Texas	71-0205415
SWN Well Services, LLC	Texas	71-0205415

The address, including zip code, and telephone number, including area code, of each of the Subsidiary Guarantor Registrant’s principal executive offices is 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000. The name, address, and telephone number of the agent for service for each Subsidiary Guarantor Registrant is Christopher W. Lacy, Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309 Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.	Not applicable.

Item 16.	List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	Articles of Amendment to Articles of Incorporation, including Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-223626) filed with the Securities and Exchange Commission).

Exhibit 2.	Not applicable

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-202769) filed with the Securities and Exchange Commission).

Exhibit 4.	A copy of the bylaws of the trustee as now in effect (incorporated by reference to Exhibit 4 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-4 (File No. 333-227903) filed with the Securities and Exchange Commission).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state-chartered bank organized under the laws of the state of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Houston, Texas on the 16 day of August 2021.

REGIONS BANK

s/Doug Milner
Doug Milner
Senior Vice President

EXHIBIT 6

August 16, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen

In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: August 16, 2021

Very truly yours,

REGIONS BANK

/s/ Doug Milner
Doug Milner
Senior Vice President

Exhibit 7

REGIONS BANK

Consolidated Report of Condition of

Regions Bank

As of the close of business on March 31, 2021

Regions Bank FFIEC 031 Legal Title of Bank Page 18 of 91 FDIC Certificate Number: 12368 RC-2 Schedule RC-continued Dollar Amounts in Thousands RCON Amount Liabilities 13. Deposits: a. In domestiC offices (sum of totals of columns A and C from Schedule RC-E, Part I) 2200 1 124,229,000 13.a (1) Noninterest-bearing (1) 16631 1 53,014,000ii 13.a.1 (2) Interest-bearing 16636 1 71.215,000 ~ 13.a.2 b. In foreign offices, Edge and Agreement subSidiaries, and I BFs RCFN (from Schedule RC-E, Part II) 2200 1 0 13.b (1) Noninterest-bearing 16631 1 0~ 13.b.1 (2) Interest-bearing 16636 1 13.b.2 14. Federal funds purchased and securities sold under agreements to repurchase: RCON a. Federal funds purchased in domestic offices (2) B993 ..0 14.a Rem b. Securities sold under agreements to repurchase (3) B995 0 14.b 15. Trading liabilities (from Schedule RC-D) 3548 23,000 15 16. other borrowed money (includes mortgage indebtedness)(from Schedule RC-M) 3190 356,000 16 17. and 18. Not applicable Rem 19. Subordinated notes and debentures (4) 3200 496,000 19 20. other liabilities (from Schedule RC-G) 2930 3,018,000 20 21. Total liabilities (sum of items 13 through 20) 2948 128,122,000 21 22. Not applicable E(IUity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus 3838 0 23 24. common stock 3230 0 24 25. Surplus (exclude all surplus related to preferred stock) 3839 16,399,000 25 26. a. Retained earnings 3632 640,000 26.a b. Accumulated other comprehensive income (5) BS30 1,315,000 26.b c. Other equity capital components (6) A130 0 26.c 27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 18,354,000 27.a b. Noncontrolling (minority) interests in consolidated subSidiaries 3000 0 27.b 28. Total equity capital (sum of items 27.a and 27.b) G105 18,354,000 28 29. Total liabilities and equity capital (sum of items 21 and 28) 3300 146,476,000 29 {1) Includes noninterest-bearing demand, time, and savings deposits. (2) Report overnight Federal Home Loan Bank advances in SChedule RC, item 16, ~other borrowed money.R (3) Includes all securities repurchase agreements, regardless of maturity. (4) Includes limited-life preferred stock and related surplus. (5) Includes, but is not firnited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulatiVe foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments. (6) Includes treasury stock and unearned Employee stock ownership Plan shares.

Regions Bank FFlEC 031 Legal Title of Bank Page 19 of 91 FDIC Certificate Number : 12368 RC3 Schedule RCcontinued Memoranda To be reported w ith t he Marc h Report of Cond itio n . 1. Indicate in t he box at t he right t he number of t he statement below that best describes the most comprehensive level of auditing work performed for t he bank by independent external auditors as of any date during 2019 LL’’’’ M.1 Ia = An integrated audit of the reporting institut ion’s financial 2b = An audit of the reporting institut ion’s parent holding company’s statements and its internal control over financial reporting consolidated financial statements only conducted in accordance conducted in accordance with the standards of the American with the audit ing standards of t he AICPA or t he PCAOB by an Institute of Certif ied Public Accountants (AICPA) or Public Independent public accountant that submits a report on the Company Accounting Oversight Board (PCAOB) by an consolidated holding company (but not on the institution independent public accountant that submits a report on separately) the institution 3 = This number is not to be used. lb = An audit of the reporting institut ion’s financial statements only 4 = Directors’ examinat ion of the bank conducted in accordance with conducted in accordance with the audit ing standards of the generally accepted auditing standards by a certified public AICPA or t he PCAOB by an independent public accountant that accounting firm (may be required by state chartering authority) submits a report on t he institution. 5 = Directors’ examination of the bank pelformed by other external 2a = An integrated audit of the reporting institution’s parent holding auditors (may be required by state chartering authority) company’s consolidated financial statements and its internal 6 = Review of t he bank’s financial statements by external auditors control over financial reporting conducted in accordance with the 7 = Compilation of the bank’s financial statements by external standards of the AICPA or the PCAOB by an independent public auditors accountant that submits a repo1t on the consolidated holding 8 = Other audit procedures (excluding tax preparat ion work) company (but not on the institution separately). 9 = No external audit work To be reported w ith t he Marc h Report of Cond itio n . I:~~= I MMDD yearend date(report the date in MMDD format) .L. M.2 2. Bank’s fiscal .L